UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2019

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2019, the Board of Directors (the “Board”) of NextDecade Corporation (the “Company”) elected Sir Frank Chapman as a Class B director of the Board, effective as of November 1, 2019. In connection with Sir Frank’s appointment to the Board, the size of the Board will increase from ten to eleven members. Sir Frank will serve as a Class B director until the Company’s 2020 annual meeting of stockholders.

Sir Frank graduated with first class honors in Mechanical Engineering from Queen Mary College, London University. Sir Frank has spent 40 years in the oil and gas industry, beginning his career with BP plc before moving to Royal Dutch Shell plc, where he worked for 18 years. Sir Frank then moved to British Gas as Managing Director Exploration and Production in 1996. Sir Frank was appointed Chief Executive of BG Group plc (previously British Gas) in 2000 and was a member of its board of directors for over 16 years. Sir Frank retired from BG Group plc in June 2013. Sir Frank was also Chairman of Golar LNG Ltd from September 2014 to September 2015 and currently serves on the board of directors of Rolls-Royce Holdings, plc. He was named in the 2011 Queen’s Birthday Honours List and knighted for services to the oil and gas industry.

As a non-employee director of the Board, Sir Frank will be compensated in accordance with the Company’s director compensation program, which provides for, among other things, an annual cash retainer of $80,000 and an annual equity grant valued at $120,000, in each case such amount to be pro-rated to reflect his service for a portion of 2019. Equity grants made in accordance with the Company’s director compensation program are issued subject to and in compliance with the Company’s 2017 Omnibus Incentive Plan.

There was no arrangement or understanding between Sir Frank and any other person pursuant to which Sir Frank was appointed as a director of the Company. Sir Frank has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 21, 2019, the Company issued a press release announcing the appointment of Sir Frank to the Board.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 21, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2019

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel